Control No.	Exhibit 2(d)(1)
THE OFFER EXPIRES AT 5:00 P.M., EASTERN TIME, ON AUGUST 17, 2007*

THE MEXICO EQUITY AND INCOME FUND, INC.

NON-TRANSFERABLE RIGHTS TO SUBSCRIBE FOR SHARES
Dear Shareholder:
You are entitled to exercise the Rights issued to you as of July 23, 2007, the Record Date for the Fund’s rights offering, to subscribe for the number of shares of common stock (“Shares”) of The Mexico Equity Income Fund, Inc. (the “Fund”) shown on this Exercise Form pursuant to your Basic Subscription Right upon the terms and conditions specified in the Fund’s Prospectus dated July 17, 2007 (“Prospectus”). The terms and conditions of the rights offering (“Offer”) set forth in the Prospectus are incorporated herein by reference. Capitalized terms not defined herein have the meanings attributed to them in the Prospectus. As a holder of Rights, you are entitled to purchase one Share for each Right you exercise. In accordance with the Over-Subscription Privilege, as a holder of Rights, you are also entitled to subscribe for additional Shares, if Shares remaining after exercise of Rights pursuant to the Basic Subscription Rights are available and you have fully exercised all Rights issued to you. If sufficient Shares remain after completion of the Basic Subscription Right, all over-subscriptions will be honored in full. The Fund will not offer or sell any Shares which are not subscribed for pursuant to the Basic Subscription Right or the Over-Subscription Privilege.
SAMPLE CALCULATIONS

Basic Subscription Right (2-for-1)

Number of Shares of Common Stock owned on the Record Date 100

Number of Rights Issued    50    =    50    new Shares of Common Stock

Number of Shares of Preferred Stock owned on the Record Date 100

Number of Rights Issued    50    =    50    new Shares of Common Stock
SUBSCRIPTION PRICE
The Subscription Price will be the greater of (a) the Fund’s net asset value per share as determined as of the close of business on the Expiration Date or (b) 95% of the average trade weighted market price of the Fund’s common stock on the Expiration Date. For the purposes hereof, the Fund is requiring that exercising stockholders deliver an estimated Subscription Price of $40.05 per share. If the actual Subscription Price is lower, excess payments will be refunded without interest, and if the actual Subscription Price is higher, stockholders purchasing Shares must make an additional payment within 5 business days of the Expiration Date to get the full number of shares.
METHOD OF EXERCISE OF RIGHTS
IN ORDER TO EXERCISE YOUR RIGHTS, YOU MIGHT EITHER (i) COMPLETE AND SIGN THIS EXERCISE FORM ON THE BACK AND RETURN IT TOGETHER WITH PAYMENT AT THE ESTIMATED SUBSCRIPTION PRICE FOR THE SHARES, OR (ii) PRESENT A PROPERLY COMPLETED NOTICE OF GUARANTEED DELIVERY, IN EITHER CASE TO THE SUBSCRIBING AGENT, COMPUTERSHARE TRUST COMPANY, N.A. BEFORE 5:00 P.M., EASTERN TIME, ON AUGUST 17, 2007 (“EXPIRATION DATE”).*
Full payment of the estimated Subscription Price per share for all Shares subscribed for pursuant to both the Basic Subscription Right and Over-Subscription Privilege must accompany this Exercise Form and must be made payable in United States dollars by (i) check or bank draft drawn upon a U.S. bank or postal, telegraphic or express money order payable to The Mexico Equity and Income Fund, Inc., or (ii) wire transfer of immediately available funds to the account maintained by the Subscribing Agent for such purpose at Bank of America, ABA # 026009593, DDA# 9429037341, Account Name: Computershare Shareholder Services Inc., Ref: Mexico Equity Rights Offering. Alternatively, if a Notice of Guaranteed Delivery is used, a properly completed and executed Exercise Form, and full payment, as described in such notice, must be received by the Subscribing Agent no later than the close of business on the Expiration Date. For additional information, see the Prospectus.
THESE SUBSCRIPTION RIGHTS ARE NON-TRANSFERABLE
Account #:
Maximum Shares Available:
Number of Rights Issued:

Stock certificates for the shares acquired pursuant to the Basic Subscription Right will be mailed promptly after the Expiration Date and after full payment for the Shares subscribed for has been received and cleared. Certificates representing Shares acquired pursuant to the Over-Subscription Privilege will be mailed as soon as practicable after full payment has been received and cleared and all allocations have been effected. Any excess payment to be refunded by the Fund to a stockholder will be mailed by the Subscribing Agent to such stockholder as promptly as possible. Delivery to an address other than one of the addresses listed below will not constitute valid delivery.

BY FIRST CLASS MAIL:	BY EXPRESS MAIL OR
OVERNIGHT COURIER:

Computershare	Computershare
Attn: MXE Rights Offering	Attn: MXE Rights Offering
P.O. Box 859208	161 Bay State Drive
Braintree, MA 02185	Braintree, MA 02184

Any questions or requests for assistance may be directed to The Altman Group, the information agent, at 212-400-2605.
PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY

SECTION 1: OFFERING INSTRUCTIONS (check the appropriate boxes)

IF YOU WISH TO SUBSCRIBE FOR YOUR FULL ENTITLEMENT:

☐	I apply for ALL of my entitlement of Shares pursuant to my Basic Subscription Right x	$40.05† =	$

(no. of new Shares)

☐	I apply for Shares pursuant to my Over-Subscription Privilege** x	$40.05† =	$

(no. of additional Shares)

IF YOU DO NOT WISH TO APPLY FOR YOUR FULL ENTITLEMENT:

☐	I apply for x	$40.05† =	$

(no. of Shares)
	AMOUNT ENCLOSED		$

SECTION 2: SUBSCRIPTION AUTHORIZATION
I acknowledge that I have received the Prospectus for this rights offering, and I hereby irrevocably subscribe for the number of Shares indicated above on the terms and conditions set forth in the Prospectus. I understand and agree that I will be obligated to pay any additional amount to the Fund if the Subscription Price is in excess of the $40.05 estimated Subscription Price per Share.
I hereby agree that if I fail to pay in full for the Shares for which I have subscribed, the Fund may exercise any of the remedies provided for in the Prospectus.

Signature of subscriber(s)

Telephone number (including area code)(___)

If you wish to have your Shares and refund check (if any) delivered to an address other than that listed in this Exercise Form, you must have your signature guaranteed by a member of the New York Stock Exchange or a bank or trust company. Please provide the delivery address above and note if it is a permanent change.

*	Unless extended by the Fund.

**	You can only over-subscribe if you have fully exercised your Basic Subscription Right.

†	Note: $40.05 per Share is an estimated price only. The Subscription Price will be determined on the Expiration Date (unless extended) and could be higher or lower depending on the changes in the net asset value and market price of a Share.